EXHIBIT 3(m)

CERTIFICATE OF INCORPORATION
STOCK CORPORATION

STATE OF CONNECTICUT

SECRETARY OF THE STATE

The undersigned incorporator hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.     The name of the corporation is LAKE AVENUE ASSOCIATES, INC.

2.     The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

(a) To purchase and otherwise acquire, own, build, lease either as lessor or lessee, erect, construct, alter, repair, improve, furnish, equip, hold, occupy, maintain, manage, operate, sell, and dispose of a motor hotel in the City of Danbury, State of Connecticut, including therein, as desired, one or more night clubs, cocktail lounges, restaurants, cafes, bars, cafeterias, garages, auditoriums and theatres, and the furniture, furnishings, fixtures and equipment thereof.

(b) In connection with the purposes set forth in paragraph (a) hereof, to engage in and carry on the business as lessor or lessee of, motor lodge proprietor, hotel keeper, innkeeper, hosteler, restaurateur, cafe keeper, cafeteria keeper, garageman, a tourist bureau, tobacconist, confectioner, barber, hairdresser, manicurist, druggist, florist, stationer, news agent, news, magazine and book dealer; and the buying and selling of wines, liquors, and beverages of alcoholic and non-alcoholic content.

(c) In connection with the purposes set forth in paragraph (a) hereof, to provide and conduct, sleeping, eating and recreational accommodations for the use of the public, and to do every act and thing necessary, convenient or desirable for the furnishing of food, drink, lodging and entertainment to guests, lodgers, travelers, and all others who may be received by the Corporation, and such other services, as are commonly rendered as a part of, or in connection with, or as incidental to, any of the business hereinbefore mentioned; and to give or grant to others the right or privilege to engage in any kind of business on premises owned, leased or managed by the Corporation.

Rider I to Certificate of Incorporation
of Lake Avenue Associates, Inc.

paragraph 4 — (cont’d)

4.	Except as otherwise expressly required by the laws of the State of Connecticut, all voting rights and all voting power shall be vested exclusively in the holders of the Class A Stock and the holders of the class B Stock, voting together without regard to class, as follows:

(a) At every meeting of the shareholders, each holder of the Class A Stock shall be entitled to three (3) votes for each share of such stock standing in his name on the record of shareholders, and each holder of the Class B Stock shall be entitled to one (1) vote for each share of such stock standing in his name on the record of shareholders.

(b) At every meeting of shareholders, the holders of the Class A Stock and the holders of the Class B Stock entitled to vote thereat, represented in person or by proxy, shall vote together without regard to class and their votes, determined as provided in subparagraph (a) hereof, shall be counted and totalled together upon each item of business to be voted upon thereat including all elections and all proceedings requiring the authorization of action by the shareholders; and, at any meeting of shareholders duly called and held at which a quorum is present, directors shall be elected by a plurality of the votes cast at such meeting (such votes being determined, counted and totalled as aforesaid) and, except as otherwise expressly provided by the provisions of the preceding subparagraph (a) or as otherwise expressly required by the laws of the State of Connecticut, any other action authorized by the affirmative vote of a majority of the votes cast at such meeting (such votes being determined, counted and totalled as aforesaid) shall constitute action of the shareholders.

(c) The Corporation shall not, except with the affirmative vote of the holders of a majority of the outstanding shares of the Class A Stock entitled to vote, given separately as a class, which vote shall be in addition to any other vote or action required under the certificate of incorporation of the Corporation or the laws of the State of Connecticut:

(i) Increase the authorized number of shares of the Class A Stock or the Class B stock or both; or

(ii) Amend in any respect the provisions of this paragraph 4; or

(iii) Effect any reduction by amendment of the certificate of incorporation or otherwise in the number of outstanding shares of the Class A Stock other than through the voluntary transfer or disposition thereof to the Corporation by a holder of the Class A Stock; or

(iv) Consolidate or merge with or into with any other corporation or permit any other corporation to consolidate or merge into or with the Corporation other than the merger into the Corporation of any corporation in which the Corporation owns at least ninety-five percent (95%) of the outstanding shares of each class; or

(v) Sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation; or

(vi) Voluntarily dissolve or liquidate; or

(vii) Sell, transfer or otherwise dispose of the property and assets of the Corporation or any part thereof in whole or in part for shares, bonds or other securities to be distributed among the shareholders of the Corporation in accordance with their respective rights or interests therein.

(d) Nothing contained in this paragraph 4 is intended to give, or shall give, to the Class A Stock or the Class B Stock any rights or preferences as to dividends and distribution of assets upon liquidation which are prior or superior in rank to those of the other class.

        The Board of Directors shall not have the powers specified in Section 33-341 (b) of the General Statutes of Connecticut (as amended by L. 1963, P.A. 614).

Rider II to Certificate of Incorporation
of Lake Avenue Associates, Inc.

paragraph 6 (7) — Other provisions (cont’d)

6.	(a) No holder of shares of the Class A Stock or the Class B Stock, or both, shall have any preemptive or other rights as such holder to purchase, subscribe for, or otherwise acquire any shares of any class of the Corporation, now or hereafter authorized, or any securities convertible into shares of any class whatsoever, or warrants, rights, or other instruments which carry the right to purchase shares of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

(b) No holder of shares of the Class A Stock or the Class B Stock, or both, shall have the right to convert any or all shares of stock held by him into fully-paid and non-assessable shares of the other class of stock.

7.	(a) The holders of stock of the Corporation issued and outstanding which represent a majority of the votes entitled to be cast at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.

(b) Except as otherwise expressly prohibited by the Statutes of Connecticut, any action required to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

8.     The Board of Directors shall not have the power to designate one or more committees.

3.	The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

        The aggregate number of shares which the Corporation shall have authority to issue is 500 consisting of 250 shares of Class A Stock with a par value of $10 each (herein called “Class A Stock”) and 250 shares of Class B Stock with a par value of $10 each (herein called “Class B Stock”).

4.	The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

See Rider I to the Certificate of Incorporation of Lake Avenue Associates, Inc. attached hereto and made a part hereof.

5.     The minimum amount of stated capital with which the corporation shall commence business is

One Thousand dollars. (Not less than one thousand dollars)

6.     Other provisions

See Rider II to the Certificate of Incorporation of Lake Avenue Associates, Inc. attached hereto and made a part hereof.

Dated at Danbury, Connecticut this 1st day of November, 1973.

I hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

This certificate of incorporation must be signed by one or more incorporators.

/s/ Lewis M. Koss

FILED State of Connecticut
NOV 2 – 1973 2:00PM

APPOINTMENT OF STATUTORY AGENT FOR SERVICE
DOMESTIC CORPORATION

TO:  The Secretary of the State of Connecticut
NAME OF CORPORATION

LAKE AVENUE ASSOCIATES INC.

The above corporation appoints as its statutory agent for service, one of the following:

NAME OF NATURAL PERSON WHO IS RESIDENT OF CONNECTICUT

BUSINESS ADDRESS

RESIDENCE ADDRESS

NAME OF CONNECTICUT CORPORATION

ADDRESS OF PRINCIPAL OFFICE IN CONN. (If none, enter address of appointee’s statutory agent for service)

NAME OF CORPORATION (not organized under the laws of Conn.*)

C T CORPORATION SYSTEM

ADDRESS OF PRINCIPAL OFFICE IN CONN. (If none, enter “Secretary of the State of Connecticut”)

799 Main Street, Hartford, Conn., 06103

* must have a Certificate of Authority to transact business or conduct affairs in this state.

AUTHORIZATION

Original Appointment	Name of Incorporator Lewis M. Koss	Signed /s/ Lewis M. Koss	Date November 1, 1973

ACCEPTANCE

Accepted:
NAME OF STATUTORY AGENT FOR SERVICE
          C T CORPORATION SYSTEM
SIGNED
/s/ Assistant Secretary

FILED State of Connecticut
NOV 2 – 1973 2:00PM

STATE OF CONNECTICUT OFFICE OF THE SECRETARY OF THE STATE	) ) SS. HARTFORD )

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand,
and affixed the Seal of said State, at Hartford,
this 27th day of September A.D. 2005

/s/ Susan Bysiewicz
SECRETARY OF THE STATE